CONSENT OF GROBSTEIN, HORWATH & COMPANY LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-131191 on Form S-3 and related Prospectus of our report dated February 4, 2005, with respect to the consolidated financial statements of New Dragon Asia Corp. included in its Annual Report on Form 10-K (as amended) for the year ended December 25, 2004 filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
February 27, 2006